SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8‑K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 15, 2005

VORSATECH VENTURES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50601	N/A
(Commission File Number)	(I.R.S. Employer Identification No.)

15200 Shady Grove Road, Suite 350, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

301-840-3888
(Registrant’s Telephone Number, Including Area Code)

702-777 Hornby Street, Vancouver, British Columbia Canada V6Z 1S2
(Former Name or Former Address, if Changed Since Last Report)

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 15, 2005, pursuant to a Share Exchange Agreement dated as of June 14, 2004 by and among Vorsatech, Thomas Braun, Berlin Capital Investments, Inc, Beams Power Investment Limited, Strong Gold Finance Ltd. and Synutra (the “Share Exchange Agreement”), Vorsatech Ventures, Inc., a Delaware corporation (“Vorsatech”) issued 48,879,500 shares of its common stock in exchange for all of the issued and outstanding shares of Synutra, Inc., an Illinois corporation (“Synutra”) that owns all the registered capital of six companies organized under the laws of the People's Republic of China (the “Exchange”). Pursuant to the terms of the Share Exchange Agreement, there will be approximately 50,000,713 shares of common stock issued and outstanding after giving effect to the Exchange and share cancellation as further described under Item 5.01.

As a result of this Exchange, Synutra became a wholly owned subsidiary of Vorsatech. Item 5.01 of this Current Report on Form 8-K, is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 2.01 of this Current Report on Form 8-K, Vorsatech issued 48,879,500 shares of its common stock in exchange for all of the issued and outstanding shares of Synutra. Of these, 36,000,000 shares were issued to Beams Power Investment Limited and 10,000,000 shares were issued to Strong Gold Finance Ltd. Beams Power Investment Limited and Strong Gold Finance Ltd. previously owned all the shares of Synutra. 2,844,500 shares were issued to various financial consultants and/or their designees. 35,000 shares were issued to a finder. These securities were issued by Vorsatech in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 15, 2005 Vorsatech’s Board of Directors dismissed Braverman International, P.C. (“Braverman”) as its independent auditors. On July 15, 2005, Vorsatech’s Board of Directors engaged Rotenberg & Co, LLP (“Rotenberg”) to serve as Vorsatech’s independent public accountants and to audit its financial statements for the year ended March 31, 2006. Rotenberg has served as Synutra’s independent public accountants since 2005.

During Vorsatech’s two prior fiscal years and the period from April 1, 2005 through the date of its dismissal, there have been no disagreements with Braverman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Braverman would have caused it to make reference thereto in its reports on the Vorsatech’s financial statements. In addition, for the same periods, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Braverman’s reports on the financial statements of Vorsatech for the years ended March 31, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for both years indicated that there was a substantial doubt as to Vorsatech’s ability to continue as a going concern and that the financial statements did not include any adjustments that might result from the outcome of this uncertainty.

During the two fiscal years of Vorsatech ended March 31, 2004 and 2005 and the interim period through the date of this Current Report on Form 8-K, neither Vorsatech nor Synutra consulted with Rotenberg regarding (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on Vorsatech’s financial statements, and either a written report was provided to the Vorsatech or Synutra or oral advice was provided that Rotenberg concluded was an important factor considered by Vorsatech in reaching a decision as to an accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 5.01. Changes in Control of Registrant

The Share Exchange

On July 15, 2005, Vorsatech issued 48,879,500 shares of its common stock in exchange for all of the issued and outstanding shares of Synutra that owns all the registered capital of six companies organized under the laws of the People's Republic of China (the “Exchange”).

As a result of this Exchange, Synutra became a wholly owned subsidiary of Vorsatech.

The Exchange occurred pursuant to a Share Exchange Agreement. On June 21, 2004, Vorsatech filed a copy of the Share Exchange Agreement with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K a copy of which is re-filed herewith.

Immediately prior to the Exchange, Vorsatech had 2,638,713 outstanding shares of common stock and no outstanding shares of preferred stock. Vorsatech’s Certificate of Incorporation provides for authorized capital of two hundred and seventy million shares (270,000,000) of which two hundred and fifty million (250,000,000) are $0.0001 par value common stock and twenty million (20,000,000) are $0.0001 par value preferred stock. Prior to the Exchange, Thomas Braun, the sole director and officer of Vorsatech, and his affiliates owned 2,200,000 shares of Vorsatech common stock. Pursuant to the Exchange, Vorsatech cancelled approximately 1,517,500 shares of common stock owned by Mr. Braun and his affiliates reducing their ownership to 682,500 shares, resulting in the total issued and outstanding shares of Vorsatech common stock equaling 1,121,213 shares.

Pursuant to the Exchange, Vorsatech issued (i) 46,000,000 shares of its common stock in exchange for all of the outstanding capital stock of Synutra held by Beams Power Investment Limited and Strong Gold Finance Ltd., (ii) 2,844,500 shares were issued to various financial consultants and/or their designees and (iii) 35,000 shares to a finder. Therefore, the total issued and outstanding shares of Vorsatech’s common stock equals 50,000,713 shares after giving effect to the Exchange.

As a result of the Exchange, (i) the stockholders of Vorsatech immediately prior to the Exchange own approximately 1,121,213 shares, or approximately 2% of the issued and outstanding shares of Vorsatech’s common stock and (ii) Vorsatech is now controlled by the former stockholders of Synutra.

The Share Exchange Agreement was determined through arms’-length negotiations between Vorsatech and Synutra.

Change of Executive Officers and Directors

Immediately following the completion of the Exchange, all of the existing members of Vorsatech’s board of directors and all of its executive officers resigned and new appointees were elected to Vorsatech’s board of directors as set forth below.

On June 29, 2005, Vorsatech filed with the Securities and Exchange Commission an Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder regarding the following change in a majority of Vorsatech’s Board of Directors in accordance with the terms of the Share Exchange Agreement.

Information regarding Synutra’s directors and executive officers is set forth below. If any director or executive officer listed below is unable to serve, the directors will appoint a successor. Each director serves until his successor is elected at the annual meeting of stockholders or until his earlier death, resignation or removal and, subject to the terms of any employment agreement with Synutra, each executive officer serves at the pleasure of the Board of Directors.

Name	Age	Position
Liang Zhang	45	Chairman of the Board and Chief Executive Officer
Hong Ma	42	Director
Baoshu Yu	43	Director
Jibin Zhang	41	Chief Financial Officer
Weiguo Zhang	47	President and Chief Operating Officer

Liang Zhang. Mr. Liang Zhang has been Chairman of the Board and Chief Executive Officer of Synutra since 2000. Mr. Liang Zhang has been Chairman and General Manager of Sheng Yuan Dairy Co., Ltd. since 2000. Mr. Liang Zhang has a BA from Nanjing International Relations Institute.

Hong Ma. Mr. Ma has been a director of Synutra since 2004. Mr. Ma has been the General Manager of Beijing Dongan Hengxin Real Estate Corporation since 2000. From 2000 to 2004, Mr. Ma was also General Manager of the Beijing Honnete Dairy Co., Ltd. Mr. Ma is a graduate of Dalian Military Academy.

Baoshu Yu. Mr. Yu has been a director of Synutra since 2004. Mr. Yu has been the General Manager of the Beijing Honnete Dairy Co., Ltd. since 2002. Prior to that Mr. Yu was the General Manager of Wuhan Aolisong Co., Ltd. from 1994 to 2001. Mr. Yu is a graduate of Wuhan Experimental School.

Jibin Zhang. Mr. Jibin Zhang has been the Chief Financial Officer of Synutra since 2004. Mr. Jibin Zhang joined the Sheng Yuan Dairy Co., Ltd. in 2004 where he serves as the Comptroller and Director of Finance. From 2001 to 2003, Mr. Jibin Zhang served as the Deputy General Manager of Qingdao Sheng Yuan Dairy Co., Ltd. From 1999 to 2001, Mr. Jibin Zhang served as the Vice President of the Quingdao Development Zone Branch of the China Construction Bank. Mr. Jibin Zhang received a BS from the School of Economics and Finance at Shandong Poly Techniques University.

Weiguo Zhang. Mr. Weiguo Zhang has been the Chief Operating Officer and President of Synutra since 2001. Mr. Weiguo Zhang joined Bambridge International, Ltd. in 1995 where he is a Managing Director. Mr. Weiguo Zhang received a BA from the Nanjing International Relations Institute and received a MA from the School of Advanced International Studies at John Hopkins University.

Certain Relationships and Related Transactions

Synutra’s Chairman of the Board and Chief Executive Officer, Liang Zhang, controls one of Synutra’s whey protein powder suppliers, Beijing Honnete Dairy Co., Ltd. Beijing Honnete Dairy Co., Ltd. has supplied products in amounts of approximately US $5 million to Synutra’s operating subsidiaries for each of the past two fiscal years. The transaction occurred in the normal course of business and pursuant to Synutra’s established standard purchasing policies and practices and was on terms that management believes are arms-length.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned as by (i) those persons or groups known to beneficially own more than 5% of Vorsatech’s common stock prior to the closing of the Exchange, (ii) those persons or groups who beneficially own more than 5% of Vorsatech’s common stock as of the closing of the Exchange, (iii) each current director and each person that became a director upon the closing of the Exchange, (iv) all current directors and executive officers as a group and (v) all directors and executive officers after the closing of the Exchange as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

	Before Closing of Exchange (1)		After Closing of Exchange(2)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Pre-Exchange Officers and Directors
Thomas Braun (3) 702-777 Hornby Street, Vancouver, BC, CANADA, V6Z 1S2	2,200,000	83%	0	*
Post Exchange Officers and Directors
Liang Zhang, Chief Executive Officer (4)(5) 103 Dong Lu Yuan Tongzhou District Beijing, China 101101	-	-	-	-
Jibin Zhang, Chief Financial Officer 103 Dong Lu Yuan Tongzhou District Beijing, China 101101	-	-	-	-
Weiguo Zhang, President and Chief Operating Officer 15200 Shady Grove Road, Suite 350 Rockville, Maryland 20850	-	-	-	-
Hong Ma, Director 103 Dong Lu Yuan Tongzhou District Beijing, China 101101	-	-	-	-
Baoshu Yu, Director 103 Dong Lu Yuan Tongzhou District Beijing, China 101101	-	-	-	-

Post Exchange Beneficial Owners
Beams Power Investment Limited (4) Akara Building, 24 De Castro Street Wickhans Cay I, Road Town, Tortola British Virgin Islands	-	-	36,000,000	72.0%
Strong Gold Finance Ltd. (5) Akara Building, 24 De Castro Street Wickhans Cay I, Road Town, Tortola British Virgin Islands	-	-	10,000,000	20.0%
All Officers and directors as a group (one (1) person prior to and three (5) people following the consummation of the Exchange)	2,200,000	83%	46,000,000	92.0%
_____________________
* Less than 1%

(1)	Based on 2,638,713 shares outstanding on June 1, 2005.
(2)	Based on 50,000,713 shares of the Company’s common stock outstanding following the closing of the Exchange.
(3)	All of Mr. Braun’s shares are held by Berlin Capital Investments, Inc. of which he is the controlling stockholder.
(4)	Synutra’s Chairman and Chief Executive Officer, Liang Zhang, is the controlling stockholder and Chairman of Beams Power Investment Limited, a British Virgin Islands company.
(5)	Synutra’s Chairman and Chief Executive Officer, Liang Zhang, is the controlling stockholder of Strong Gold Finance Ltd., a British Virgin Islands company.

Business of Vorsatech

Immediately prior to the completion of the Exchange, Vorsatech did not conduct any business operations and had minimal assets and liabilities.

Explanatory Note

Unless otherwise indicated or the context otherwise requires, all references below in this Report on Form 8-K to “we,”“us” and the “Company” are to Vorsatech Ventures, Inc., a Delaware corporation and its subsidiary, Synutra, Inc. together with its subsidiaries. References to “Vorsatech” are to Vorsatech Ventures, Inc., a Delaware corporation, and references to “Synutra” are to Synutra, Inc., an Illinois corporation, and its subsidiaries.

Cautionary Notice Regarding Forward Looking Statements

Synutra desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This Report on Form 8-K contains a number of forward-looking statements that reflect management’s current views and expectations with respect to its business, strategies, products future results and events and financial performance. All statements made in this Report other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward looking statements. In particular, the words “believe,”“expect,”“intend,”“ anticipate,”“estimate,”“may,”“will,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated or implied by these forward-looking statements. Synutra does not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below) and apply only as of the date of this Report. Actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below in “Risk Factors” as well as those discussed elsewhere in this Report, and the risks to be discussed in the next Annual Report on Form 10-KSB and in the press releases and other communications to stockholders issued by Synutra from time to time which attempt to advise interested parties of the risks and factors that may affect its business. Synutra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Business of Synutra

SYNUTRA, INC.

Synutra owns all of the equity interests of six companies in the People’s Republic of China, or the PRC, each engaged in different stages of the production, marketing, packaging and development of dairy based nutritional products in China for infants, children and pregnant women and nursing mothers under the brand name of “Sheng Yuan”, and for adults under the brand name of “YiPin”, each contributed 89% and 11% of 2004’s revenue.

Synutra was incorporated in the State of Illinois in 2000. At that time, Synutra was wholly owned by companies controlled by Mr. Liang Zhang, Synutra’s Chairman of the Board and Chief Executive Officer. Mr. Zhang formed Synutra to become a holding company for the six companies in China that he and his affiliates controlled that have been engaged in the production, marketing, packaging and development of dairy based nutritional products for infants, children and adults beginning in 1998. Since Synutra’s incorporation in 2000, it has increased its investment in these subsidiaries and Mr. Zhang has transferred all of his and his affiliates ownership in the six companies directly to Synutra, which transfer was completed at the end of March 2005. Synutra currently owns 100% of the following subsidiaries:

Qingdao Sheng Yuan Dairy Co., Ltd. is engaged in the sales and marketing of dairy based nutritional products for infants, children and adults under the brand name of “Sheng Yuan” (primarily for infants and child nutritional products) and “YiPin” for adult dairy based nutritional products. Qingdao Sheng Yuan Dairy Co., Ltd. was formed in 1998 by Beijing Honnete Dairy Co., Ltd., an affiliate of Mr. Liang Zhang. In 2003, Mr. Zhang transferred 40% of his ownership to Synutra, and then transferred the balance of the ownership to Synutra in 2005.

Qingdao ST George Dairy Co., Ltd. is engaged in the packaging, shipping and distribution of all of Synutra’s products. Qingdao ST George Dairy Co., Ltd. was formed in 2001 by Sheng Zhi Da Dairy Group, Co., Ltd., an affiliate of Mr. Liang Zhang, and Synutra where 60% of the company was owned by Sheng Zhi Da Dairy Group, Co., Ltd. and 40% by Synutra. In 2005, Mr. Zhang transferred the 60% of Qingdao ST George Dairy Co., Ltd. owned by Sheng Zhi Da Dairy Group Co., Ltd. to Synutra.

Beian Yi Pin Dairy Co., Ltd. (“Beian”) is engaged in the production and processing of adult dairy based nutritional products under the brand name of “Yipin”. In 2004, Mr. Liang Zhang acquired 100% of the interest of Beian Olisong Dairy Co., Ltd. which changed its name to Beian. In 2005, Mr. Zhang transferred 100% of his ownership in Beian to Synutra.

Luobei Sheng Yuan Dairy Co., Ltd. (“Loubei”) is engaged in the production and processing Synutra’s products for infants and children under the brand name of “Sheng Yuan.” Loubei was formed in 2001 by Mr. Liang Zhang. In 2003, Mr. Zhang transferred 33% of his ownership to Synutra and then transferred the balance of the ownership to Synutra in 2005.

Quindao Mother and Infant Nutrition Research Company Limited is engaged in the research and development of various nutritional products for both infants and children as well as pregnant and lactating women. Quindao Mother and Infant Nutrition Research Company Limited was formed in 2004 by Mr. Liang Zhang. In 2005, Mr. Zhang transferred 100% of his ownership to Synutra.

Zhangjiakou Sheng Yuan Dairy Co., Ltd. (“Zhangjiakou”) is engaged in the production and processing of all of Synutra’s products. Zhangjiakou Sheng Yuan Dairy Co., Ltd. was formed in 2004 by Chaibei Sheng Yuan Diary Co., Ltd., an affiliate of Mr. Zhang and Synutra as a joint venture. In 2005, Chaibei Sheng Yuan Diary Co., Ltd. was merged into Zhangjiakou resulting in Synutra owing 100% of Zhangjiakou.

THE INDUSTRY

There are about 18 million new babies born each year in China according to the National Statistics Bureau of the PRC. Synutra’s management initially estimated that an average infant in China consumes approximately 30 kilograms per year of dairy products and that infants generally consume dairy based formula products for approximately 2.5 years. Therefore Synutra’s management has estimated the potential market demand for infant formula products per year in China to be approximately 1.35 million tons. Based on Chinese industry statistics, management has calculated that the actual production volume of infant formula dairy products was approximately 250,000 tons in 2004. Therefore, management believes that there is still potential for growth in demand for infant formula dairy products in China. Synutra’s management estimates that the total market size of dairy based nutritional products for infants and children in terms of sales in China was US$1.3billion during 2004, representing on average about 10% growth rate over the past three years. Currently, the sales growth has been mainly derived from increasing demand from medium size urban areas.

The alternative to using infant formula is the choice to breastfeed. Synutra’s management believes that Chinese woman generally only breastfeed babies for the first six months of an infant’s life. After the first 6 months, the management of Synutra believes that there are several reasons why mothers may choose to use infant formula over breastfeeding: first, many mothers have to go back to work after 6 months making breastfeeding harder to manage and; second, the current infant formula products available in the Chinese market do provide adequate nutritional value and therefore, mothers are more likely to be comfortable using formula as an adequate breast milk substitute.

In addition, China’s consumer market has rapidly developed in recent years and this has created a greater demand for more modern food products. Increased income levels have allowed consumers to buy better quality and more sophisticated food products, particularly in the baby food sector. Because of the One Child Policy, where most Chinese families are only allowed by the state to have a single child, parents and extended families tend to lavish a great deal of time, money and attention on the child. The demand for better quality products has come from parents being able to afford to spend more on feeding their babies and for better quality of products and a greater variety of foods, in order to give the child a better balanced diet. This demand is also leading to the development of more products containing added nutrients, including various essential fatty acids, vitamins and minerals.

According to a study by A.C. Nielson, a U.S. market research organization, in [insert year] the top ten producers of infant and child dairy nutritional products sell about 90% (by revenue) of the products sold in China, among which the foreign producers sell approximately 67% (by revenue) of the products with the balance by Chinese producers. In recent years, there has been increasing demand in China for high-end/premium infant formula products due to increasing consumer awareness on brand image and nutritional value of the products and services offered by the producers. In addition to generic food industry regulations, the Chinese government introduced in 2003 regulations for infant and child food manufacturers, specifying standards of company size and scale of production, technical expertise and suitability of production facilities (such as the good manufacturing practice standard). As such, the barrier to entry of the infant formula industry has increased and Synutra’s management believes that many small scale infant formula producers have ceased operations in light of the new regulations.

There is no available market study for the adult dairy based nutritional products. According to the management of Synutra, the current estimated market size of adult dairy based nutritional products is about 500,000 tons in volume and US$1.5billion in sales during 2004. The management of Synutra estimates that approximately 70% of the current manufacturers in this market are originally milk powder manufacturers, with the rest of the market consisting of infant formula manufacturers who have expanded their manufacturing in to adult dairy nutritional products. The management of Synutra believes that infant formula manufacturers may have better technology, know-how and brand image and compliance capability to expand into the adult market compared with those of solely milk powder producers.

SYNUTRA PRODUCTS

Products

Synutra’s products consist of two primary categories of dairy based nutritional products: (1) dairy based infant and child nutritional products and (2) dairy based adult nutritional products. The infant and child dairy nutritional products, which accounted for about 89% of Synutra’s 2004 revenue, are marketed and sold under the “Sheng Yuan” brand name. Synutra’s infant and child dairy based nutritional products are priced and marketed as the mid-to-high end infant formula segment of the Chinese market in terms of its quality and pricing. In 2004, Synutra’s infant formula was ranked number 8 in China among all manufacturers in terms of revenue (based on market study conducted by A.C.Nielson) and number 3 among only Chinese manufacturers (based on the same study). Synutra also sells and markets adult dairy based nutritional products under the “Yipin” brand name, which accounted for about 11% of its 2004 revenue.

Synutra sells four different formulations of its products for infant, children, and women under the “Sheng Yuan” brand name. Synutra has a “Super” premium formula product line that contains DHA/ARA fortification, which are DHA (docosahexanoic acid) and ARA (arachidonic acid) fatty acids found in breast milk that aid in the development of an infant’s brain, eyes and nervous system. Studies have suggested that DHA- and ARA-fortification can bring some of the nutritional benefits of breast milk to formula-fed babies. Synutra has a “U-Smart” formula product line that also contains DHA/ARA fortification but is priced lower than the “Super” product. Synutra sells a ”U-Strong” specialty formula for children that contains calcium fortification and is moderately priced. Finally, Synutra sells a “National Standard” infant and child formula that meets national regulatory standards in formulation and nutritional values which is sold at a lower and more affordable price.

Each of the “Super”, “U-Smart” and “National Standard” have three product lines that have different labels that correspond to various formulations designed to meet nutritional requirements in various stages of babies and children’s lives that help to promote healthy development. “U-Smart, Phase I,” for example, is designed for newborns up to 6 months of age; “U-Smart, Phase II,” for babies of 6 to 18 months; and “U-Smart, Phase III” is for toddlers of 1 to 3 years of age. The “Super” and “National Standard" products have the same Phase I through Phase III product formulations. A “U-Smart Phase Zero” is a formula that caters to pregnant women and lactating mothers with a special formulation designed to help meet the demanding nutritional requirements during pregnancy and nursing periods.

Synutra sells its formulated milk powder that is marketed for the elderly and young adults under its “YiPin” brand name. Under the YiPin brand name, three product formulations, “New Pulse Fitness,”“Smooth and Clean,” and the “Calcium Plus,” are developed to address health concerns of middle-aged and elderly consumers in cardiological health, diabetic conditions, and calcium deficiency. YiPin also includes a “Student Calcium” product specially designed for young adults to address their needs in calcium and other nutrients fortifications. In the adult formulated milk powder area, YiPin offers another basic product line of whole milk powder, calcium plus, and a sweet powder targeting a broad market.

Synutra has recently increased efforts to market and sell its adult formulated milk powder. The management of Synutra believes that this market will be a growth area for the company as it anticipates that it can leverage its existing sales and marketing channels of its infant formula, brand recognition and expertise of Synutra’s infant formula business to grow sales and increase the number of product lines in the adult dairy based nutritional products.

Although most of the company’s sales consist of its branded products, it also pursues private-label opportunities for certain like kind products. Synutra works with its private-label customers to develop customized formulations of products on as needed basis.

Production and Processing

Raw Materials. Synutra’s business depends on obtaining adequate raw materials. It requires supplies of fresh fluid milk. It has met its needs by purchasing fluid milk on the open market in established dairy regions in northern and northeastern China. Synutra negotiates the purchase price of milk with many dairy farmers and cooperatives on the basis of milk quality and other terms and conditions. In certain cases, Synutra has partnered with local government financing programs that are available to fresh milk suppliers to help finance portions of their herd. Synutra provides a guarantee of these loans for suppliers who are located in the regions where its manufacturing plants are located and have established relationships with its purchasing staff. Currently about 30% of Synutra’s fresh milk suppliers take advantage of the government’s “poverty reduction loan program” with the help from Synutra’s loan guarantee. As such, these loans sustain the suppliers through demand fluctuations and therefore add to stability and availability of fresh milk supply. Through this ongoing public-private partnership program, Synutra guaranteed loans have been extended to over 100 qualified dairy farmers in the Chabei ranch region of Hebei province. The aggregate amount of such loans guaranteed by Synutra is currently placed at approximately RMB 10 million.

The other key ingredient used in manufacturing infant formula products is de-mineralized whey protein powder that is used to reconstitute dairy-based formula to make it more like human milk. Synutra obtains all of its supply of whey protein powder on an arm’s length terms from Beijing Honnete Dairy Co., Ltd., a large volume trader of processed dairy products in China.  Beijing Honnete Dairy Co., Ltd. currently supplies 70% of China’s whey protein powder.

Synutra has entered into a licensing agreement with Martek Biosciences Corporation to supply Synutra with Martek’s formulation of the DHA and ARA fatty acids for incorporation into Synutra’s products. As noted above, these fatty acids are considered beneficial to infant brain and vision development. Martek’s fatty acids are the only FDA approved products on the market that are considered to be safe for use in infant formulas. This licensing agreement provides Synutra with rights to market its products (infant formulas fortified with Martek DHA and ARA fatty acids) with label reference to their FDA GRAS status of such, at a given purchasing price, and with periodic royalty payments with rates that diminish over 25 years to end up with no royalty due at the end of that period.

Processing. Three of Synutra’s subsidiaries, Zhangjiakou, Luobei, and Beian, currently process and manufacture the full range of formulated milk powder products that are designed and marketed as infant and child formulas, and other adult nutritional supplements. Synutra continuously monitors its inventory and product mix against forecasted demand and schedule production processing accordingly. Synutra has established processing systems that employ advanced and up-to-date procedures and formulation schemes. A typical Synutra manufacturing process includes collection and preparation of fresh milk, and mixing in the whey protein and other nutrients to the specifications of product formulas. The mixture is then sterilized, condensed and spray-dried. Then the resulting powder will be checked to ensure proper granule size. Extensive quality control testing occurs before, during, and after the manufacturing process as described in “Research and Development” below. Synutra uses commercial strength 25KG poly kraft bags for packaging before shipping the formula products to its retail packaging and distribution facilities. Synutra maintains cold storage facilities at each of these three manufacturing subsidiaries to store fluid milk for specified durations. All of Synutra’s manufacturing plants are equipped with in house laboratories for production and quality assurance and quality control purposes. Synutra’s Zhangjiakou plant has an installed annual production capacity of 22,000 tons; and the Luobei plant has a capacity of 3,000 tons a year, and Beian, another 3,000 tons. Synutra believes it has sufficient capacity for manufacturing its products for the foreseeable future.

Packaging. One of Synutra’s subsidiaries, Qingdao ST George Dairy Co., Ltd., currently serves as the main packaging plant which receives from Synutra’s manufacturing facilities commercially packaged products and repackages them into retail size container tins or stand-up display pouches. This packaging facility currently also provides inventory control and management, as well as product quality monitoring and product development assistance. The packaging plant also maintains certain dry blending capabilities whereby certain pre-packaging product modification and formulation adjustment can be performed to address its private label customers needs. The packaging plant currently has an installed capacity of 20,000 tons per year.

Distribution. Synutra’s packaging subsidiary also serves as its national distribution center in China. Synutra employs trucking companies locally and nationally to distribute retail packaged products to various regional and provincial distribution centers. Synutra is currently only distributing its products in China. Synutra has not finalized any plans to grow the business and sales outside of China but it is currently considering distribution of its products to India and Southeast Asia.

RESEARCH AND DEVELOPMENT

All of Synutra’s product formulations are developed internally and are proprietary. Synutra currently owns and manages 8 registered trademarks of its brand names in China, 1 registered trademark in Hong Kong, and 1 registered trademark in the U.S., in addition to another 8 trademark applications that are pending approval.  Key employees of Synutra who have access to proprietary formulations are required to sign non-disclosure agreements. Synutra uses internal procedures and safeguards to protect the confidentiality of its information. In 2004, Synutra spent an estimated $5 million on research and development.

Synutra places primary importance on quality and has established a quality control system and food safety managing systems for the purchase of raw materials, fresh milk checks, production, packaging, storing, transporting, as well as after sales service. Synutra places testing equipment or implements control procedures at each stage of production including at the purchase of raw materials to ensure the highest ingredients and product quality as well as product safety. Every step of production, transportation and storage has strict internal regulation and is consistently monitored by highly trained employees. Each employee has been specifically trained for quality control purposes. Synutra has been increasing its investment in quality control equipment and training. During fiscal year 2005, Synutra has invested RMB 1 million in quality control equipment and training.

Synutra engages in constant product refinement and new product development along the lines of dairy based formulations, as well as other forms of foods and nutritional supplements. One key aspect of product refinement, for example, is prolonging product shelf-life and improvement in product sensory profile. Synutra’s research and development team has developed micro-encapsulations of various fatty acids that helps to slow the fatty acid’s oxidation in the products that reduces shelf-life and gives stale tastes. In new product development, Synutra seeks to extend its new product pipeline well into the next 3 to 5 years with formulations and product concepts in dairy based formula products as well as other nutritional food products and supplements. Synutra has developed a variety of delivery systems such as orally delivered supplements in a pill format and single use packages which provide the formula in easy to use single packages that are easy to carry instead of a canister that provides multiple servings of formula and is relatively bulky.

SALES AND MARKETING

Synutra has a sales network throughout 24 provinces, cities and municipalities, covering 227 regional cities and more than 800 counties. The sales group is divided into 2 sub-national regions, Southern and Northern China. The Southern China region covers in the aggregate 10 provincial class sales regions, including Hubei, An’hui, Yuedong, Yuexi, Sichuan, Chongqing, Hunan, Jiangxi, Yungui and Fujian. The Northern China region covers Heiji, Liaoning, Jinji, Henan, Ludong, Luxi, Xibei, Jiangsu, Zhejiang, and Beijing. Each provincial sales region covers 8 to 20 city sales areas which act as an operation unit, while each city sales area covers 3 to 20 county sales areas which act as an operation unit. The sales team consists of a regional manager for each of Northern and Southern China sales regions, plus an additional 20 provincial and 200 city managers throughout China. In addition, Synutra hires for each city sales manager approximately 25 temporary consultants who are located at retail stores throughout China. Synutra hires and trains these consultants to work at specific stores for a limited period of time to provide specific information about its products directly to the consumers. Synutra uses a “portfolio” sales approach so that all sales personnel have the ability to sell Synutra’s entire product line.

Synutra works with 290 first tier regional and city distributors, 800 second tier sub-distributors, and 25,000 retailer shop sales points that work directly with Synutra’s sales team. The first tier distributors normally have exclusive distribution rights in the respective regions and cities to distribute Synutra’s products, and are also responsible for developing the second tier sub-distributors in their own region and cities. Synutra typically signs an annual contract with each of its distributors, which establish a range of sales obligations for the individual distributors and the respective pricing range. The retail sales personnel located at the store level are engaged on a short term basis and are compensated based on commissions for sales. Synutra intends to expand its sales organization into additional provinces, cities and municipalities that it does not currently serve. In addition, Synutra plans to set up specialized sales teams to work in specific areas of brand promotion, medical exploration and hospital brand recognition for its products (except for products for infants of less than 6 months of age), and customer service.

Synutra’s principal customers are supermarkets and retail stores. No single Synutra customer accounts for more than 10% of Synutra’s sales.

Synutra’s marketing efforts include advertisements though TV, consumer magazines, radio, catalogue, internet, as well as active promotions together with famous supermarket chains, and entertainment companies targeting the children’s market. The total marketing expense for year 2004 was more than 10% of gross revenue.

GOVERNMENT REGULATION

A number of key local and national government agencies are involved in approval for manufacturers in the infant formula market in China, including the Industry and Commerce Management and Administration (ICMA) Bureau, the Taxation Registration Office, Health and Hygiene Permitting Office (HHP), and the Chinese Food and Drug Administration Bureau (CFDA).

In 2003, the Chinese Food and Drug Administration Bureau promulgated regulations requiring that all infant formula manufacturers and distributors must obtain CFDA permits before engaging in business activities involving nutritional products for infant and children. There are a number of criteria that include employees must be certified and qualified by the CFDA, the production facilities must have adequate equipment and facility space, the facilities must have a certain level of technology advancement, and the facilities must meet with the good manufacturing practice (GMP) standard.

CFDA field offices are charged with review and approval of all nutritional products of manufacturers intended for infant and children. In order to manufacture, sell and market infant formula in China, each manufacturer must have a Product Registration Number (ICMA), the Health and Hygiene Permit Number (HHP) and the Infant and Children Food Production Permit Number (CFDA). Synutra has complied with all applicable regulations and permits for each of its products, and all of Synutra’s products carry certification marks issued by CFDA and other relevant government agencies.

In 1981, the World Health Organization (WHO) and the United Nations Children’s Fund (UNICEF) jointly established the International Code of Marketing of Breast-milk Substitutes, in order to sustain and encourage more breastfeeding of infants. The Code has set clear guidelines and restrictions on the ways to market infant formulas (defined as breast-milk substitute formulated for infants up to and between 4 and 6 months of age). As a member state to both organizations, China ascribes to the Code and the government promulgated in 1991 the China Code of Marketing of Breast-milk Substitutes (Draft), which places strict limitations on ways of advertising, promoting, and marketing infant formulas (as defined by WHO) in China.

These restrictions specifically prevent manufacturers, distributors, and marketers of infant formulas from giving free samples, promotional discounts, donating equipment, funding, and information to healthcare and medical organizations under conditions that serve promotional purposes, and from advertising in a broad range of media outlets. The practice of these codes and rules are aimed at stemming the decline in the population’s breastfeeding rate. In the years since it entered the business, Synutra has strived to stay compliant with these codes and restrictions. All Synutra infant formula products are labeled and accompanied with instructional materials that disclose in prominent fashions that “breastfeeding is always your best choice for you and your baby,” and that “we recommend you to breastfeed whenever appropriate and possible.” Synutra abides by all other guidelines and restrictions against marketing infant formula products outside of the established Codes and rules.

COMPETITION

Competition for Synutra’s products is generally other diversified consumer and health care manufacturers. Competitive factors include consumer advertising, formulation, packaging, scientific innovation, and price. There are many brands that hold significant market share, individually or in the aggregate in the market. Synutra’s principal competitors can be classified generally into three groups. The first are foreign manufacturers who concentrate mainly on the food business with a wide selection of product lines, including Nestle, a Swiss manufacturer and distributor of starter and follow-up formulas, growing-up milks, cereals, oral supplements and performance foods marketed under the Nestlé brand such as Carnation. The second are foreign manufacturers who concentrate mainly in the pharmaceutical business such as Bristol Meyers Squib’s Mead Johnson, a US manufacturer and distributor of the Enfamil family of formulas, Abbot Laboratories’ Ross Products Division, a US manufacturer and distributor of infant formulas marketed under the brand names of Similac and Enfalac family of formulas, and Wyeth, a US manufacturer and distributor of infant formula sold under private label brands. The third are domestic manufacturers who generally focus on agricultural products, including Sanlu a Chinese manufacturer and distributor of dairy products under the Anmum brand, and Yili, a Chinese manufacturer and distributor of liquid and powdered milk under the Yili brand. Both Sanlu and Yili are competitors in the lower priced products.

EMPLOYEES

Synutra currently employs approximately 1,890 persons in all its facilities, with 71 management personnel, 10 research and development personnel, 640 production personnel and approximately 1,000 sales and marketing personnel, plus an additional approximately 5,000 part time workers who provide their services on a project basis who are located at the retail customer. Synutra’s employees are not represented by a labor organization or covered by a collective bargaining agreement. Synutra has not experienced work stoppages and believes that its relationship with its employees is good.

PRODUCTION FACILITIES AND PROPERTY

Currently, there are three production facilities and one packaging facility located in different areas of China. The total production areas encompass about 40,000 square meters, with total production capacity of 30,000 tons of dairy products per year, and 20,000 tons of installed and 30,000 tons of potentially available packaging capacity.

All the production facilities are built based on the GMP standard, with advanced equipment imported from Europe. All of Synutra’s manufacturing facilities have passed ISO9000, ISO14000, HACCP series qualification.

Synutra’s headquarters are located at Qingdao with over 1600 square meters of owned office space. It also has leased office space at Beijing of around 1000 square meters.

EXECUTIVE COMPENSATION

The following table set forth certain information concerning the annual and long-term compensation for services rendered to Synutra prior to the Exchange in all capacities for the fiscal years ended March 31, 2005, 2004, and 2003 of (i) all persons who served as the Chief Executive Officer of Synutra during the fiscal year ended March 31, 2005 and (ii) each other person who was an executive officer of Synutra on March 31, 2005 and whose total annual salary and bonus during the fiscal year ended March 31, 2005 exceeded $100,000. (The Chief Executive Officer and the other named officers are collectively referred to as the “Named Executive Officers.”) None of the Named Executive Officers were officers of Vorsatech prior to the Exchange. Accordingly, the information set forth below includes all compensation paid to the Named Executive Officers by Synutra before the Exchange, and all compensation paid to such person by both Vorsatech and Synutra since the Exchange.

	Annual Compensation				Long-Term Compensation Award
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options

Liang Zhang Chief Executive Officer	2005 2004 2003	$1 1 1	RMB 0 0 0	RMB 0 0 0	0 0 0
_________________________

During the three years prior to the Exchange, Thomas Braun was the sole officer and directly of Vorsatech. During the last three years, Vorsatech did not pay Mr. Braun any salary or bonus, and Mr. Braun was not granted any options. Accordingly, no information is provided regarding Mr. Braun.

Employment Agreements

Mr. Jibin Zhang, Synutra’s Chief Finance Officer, has entered into a standard Ministry of Labor Employment Agreement.

Incentive Plans and Option Grants

Synutra presently does not have any equity incentive plans. It intends to adopt a stock option plan in the near future. There are no outstanding options or warrants granted or issued to directors, officers or employees.

Board Compensation

Synutra does not presently compensate its directors separately for their services.

LEGAL PROCEEDINGS

Synutra is not a party to any pending or to the best of its knowledge, any threatened legal proceedings. No director, officer or affiliate of Synutra, or owner of record of more than five percent (5%) of its securities, or any associate of any such director, officer or security holder is a party adverse to it or has a material interest adverse to it in reference to pending litigation.

RISK FACTORS

The following risk factors relating to Synutra should be carefully considered. Any of the following risks could materially harm the business of Synutra.

Synutra is subject to intense competition in which it may not be able to compete effectively.

Synutra’s business is subject to intense competition, changes in consumer preferences and local economic conditions. Most of these competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than Synutra has any may be able to respond more quickly than it scan to new or changing opportunities and customer requirements. Increased competition can reduce sales for Synutra. To be successful, it must continue to:

•	promote its brands successfully;
•	anticipate and respond to new consumer trends;
•	develop new products and markets and to broaden brand portfolios in order to compete effectively with lower priced products;
•	improve productivity; and
•	respond effectively to changing prices for their raw materials.

The willingness of consumers to purchase Synutra’s brands depends in part on local economic conditions. In periods of economic uncertainty, consumers tend to purchase more private label and other economy brands, and the volume of its products could suffer accordingly.

Mothers may not use Synutra’s infant formula products and elect to breastfeed their babies.

Synutra’s results of operations will be affected by the number of mothers who choose not to use its products and choose to breastfeed their babies. There is data available that suggests that breastfeeding a baby has many health benefits for the baby. Breastfeeding in infancy is likely to reduce the risk of cardiovascular disease-in adult life as well as helping a baby develop a strong immune system. Mother’s milk has all the nutrients that a baby requires and some babies may have difficulty absorbing the nutrients from infant formula and may suffer side effects from the supplemental nutrients provided in formula. Some mothers may have trouble breastfeeding and therefore infant formula is the next best alternative. However, to the extent that popular literature, cultural pressure and medical advice advocate that mothers breastfeed their babies, there could be a reduced demand for Synutra’s products and its revenues could be adversely affected.

Strengthening brand portfolios through increased education and awareness.

One element of the growth strategy of Synutra is to strengthen their brand portfolios through active programs of consumer education and awareness of its products. Synutra intends to improve communications to its customers about the nutritional value and quality of its products. There can be no assurance that it will be successful in this growth strategy and that sales volume will be increased.

Synutra must identify changing consumer preferences and develop and offer products to meet their preferences.

Consumer preferences evolve over time and the success of Synutra’s products depends on Synutra’s ability to identify the tastes and nutritional needs of its customers and to offer products that appeal to their preferences. Synutra introduces new products and improved products from time to time and incurs significant development and marketing costs. If Synutra’s products fail to meet consumer preference, then Synutra’s strategy to grow sales and profits with new products will be less successful.

If Synutra does not achieve the appropriate cost structure in the highly competitive industry, its profitability could decrease.

Synutra’s success depends in part on its ability to achieve the appropriate cost structure and be efficient in the highly competitive industry. Synutra’s products are marketed in the premium branded products, however, it may not be successful in marketing these products at a higher price point. Synutra is currently implementing profit-enhancing initiatives that impact its marketing, sales, operations and information systems functions. These initiatives include: elimination of duplicative costs and overhead; consolidation of selected plants and support functions; efforts to streamline and improve Synutra’s ability to do business with its customers, and distributors and brokers. If Synutra does not continue to manage costs and achieve additional efficiencies, its competitiveness and its profitability could decrease.

Synutra may be subject to product liability claims and product recalls, which could negatively impact its profitability.

Synutra sells products for human consumption, which involves risks such as product contamination or spoilage, product tampering and other adulteration of its products. Synutra may be subject to liability if the consumption of any of its products causes injury, illness or death. In addition, Synutra will voluntarily recall products in the event of contamination or damage. A significant product liability judgment or a widespread product recall may negatively impact Synutra’s profitability for a period of time depending on product availability, competitive reaction and consumer attitudes. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that Synutra’s products caused illness or injury could adversely affect Synutra’s reputation with existing and potential customers and its corporate and brand image. Synutra does not have liability insurance with respect to product liability claims. Any product liabilities claims could have a material adverse effect on its business, operating results and financial condition.

Commodity price increases will increase operating costs and may reduce profits.

Synutra uses many different commodities including fresh milk, whey protein powder and energy. Commodities are subject to price volatility caused by commodity market fluctuations, supply and demand, currency fluctuations, and changes in governmental agricultural programs. Commodity price increases will result in increases in raw material costs and operating costs. Synutra may not be able to increase its product prices to offset these increased costs; and increasing prices may result in reduced sales volume and profitability. It does not fully hedge against changes in commodity prices and its hedging strategies may not work as planned.

Synutra may not be able to sustain market acceptance for its services and products.

Synutra has established limited brand recognition in China. Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect its financial condition and operating results. Moreover, Synutra cannot be sure that it will successfully complete the development and introduction of new products or product enhancements or that any new products developed will achieve acceptance in the marketplace. It may also fail to develop and deploy new products and product enhancements on a timely basis. In addition, currently Synutra only sells its products in China. It may seek to expand its distribution to India and Southeast Asia. There can be no assurance that Synutra will be able to expand its distribution in the future or that any such expansion will be successful. Furthermore, there can be no assurance that any expansion will not have a material adverse effect on the operating results of Synutra, particularly while it is implementing such expansion and the costs associated with any expansion.

If Synutra fails to comply with the many laws applicable to its business, it may incur significant fines and penalties.

Synutra’s facilities and products are subject to many laws and regulations administered by the Industry and Commerce Management and Administration (ICMA) Bureau, the Taxation Registration Office, Health and Hygiene Permitting Office (HHP), and the Chinese Food and Drug Administration Bureau (CFDA) relating to the processing, packaging, storage, distribution, advertising, labeling, quality, and safety of food products. Synutra’s failure to comply with applicable laws and regulations could subject it to administrative penalties and injunctive relief, civil remedies, including fines, injunctions and recalls of its products. It is possible that change to such laws, more rigorous enforcement of such laws or Synutra’s current or past practices, could have a material adverse effect on Synutra’s business, operating results and financial condition. Further, additional environmental, health or safety issues relating to matters that are not currently known to management may result in unanticipated liabilities and expenditures.

Synutra’s quarterly revenues, operating results and profitability will vary from quarter to quarter, which may result in volatility of its stock price.

Synutra’s quarterly revenues, operating results and profitability have varied in the past and are likely to vary significantly from quarter to quarter. This may lead to volatility in its stock price. The factors that are likely to cause these variations may include the introduction of new products or services by Synutra or its competitors and a combination of the other adverse developments as discussed in these risk factors.

Nondisclosure agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect Synutra’s proprietary technology and processes, it also relies in part on nondisclosure agreements with its employees, licensing partners, consultants, agents and other organizations to which it discloses its proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases it could not assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of its proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect its competitive business position. Since Synutra relies on trade secrets and nondisclosure agreements, in addition to patents, to protect some of its intellectual property (such as its infant formula), there is a risk that third parties may obtain and improperly utilize its proprietary information to its competitive disadvantage.

Synutra does not have long term contracts with its fresh milk suppliers.

Synutra typically has not entered into written long terms agreements with its fresh milk suppliers. As a result, suppliers may, without notice or penalty, terminate their relationship with Synutra at any time. Synutra typically purchases fresh milk from multiple dairy farmers and cooperatives without long term contract arrangements. Failure to receive fresh milk in a timely manner could have a material adverse effect on Synutra’s business, operating results and financial condition.

Synutra does not have long term contracts with its customers

Synutra typically has not entered into written long terms agreements with customers. As a result, customers may, without notice or penalty, terminate their relationship with Synutra at any time. In addition, even if customers should decide to continue their relationship with Synutra, there can be no guarantee that they will purchase the same amounts of products as in the past. Any loss of a customer, or decrease in the volume of products purchased by a customer could have a material adverse effect on Synutra’s business, operating results and financial condition.

Loss of key executives and failure to attract qualified management could limit growth and negatively impact operations.

Synutra depends highly upon its senior management team. It will continue to depend on operations management personnel with industry experience. At this time, Synutra does not know the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on the operations and financial condition of Synutra.

The lack of public company experience of Synutra’s management could impair its ability to comply with legal and regulatory requirements.

Synutra’s management team has historically operated its business as a privately-owned company. The individuals who now constitute Synutra’s senior management have never had responsibility for managing a publicly-traded company. Such responsibilities will include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that its management will be able to effectively and timely implement programs and policies that adequately respond to such increased legal, regulatory compliance and reporting requirements.

Failure to effectively respond to product and business crises could negatively impact brand image, business reputation, and results.

In times of possible market crisis involving any of Synutra’s products, Synutra management may not be able to respond to such events in a timely and effective manner. Such failure and/or inadequacy could occur due to the growth of management and having many layers of management within Synutra’s management structure as the company grows. For example, one of Synutra’s competitors did not respond quickly to a localized consumer complaint over a test result of out-of-spec iodine levels has resulted in damage to this brand image and may have had a material adverse effect on its operations and financial condition. If Synutra’s management does not respond quickly to any quality control issues or customer complaints, it could have a material adverse effect on its operations and financial condition.

RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA

The Chinese Legal System.

The practical effect of the People's Republic of China legal system on Synutra’s business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Investment Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to Foreign Investment Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several provinces. Similarly, the People's Republic of China accounting laws mandate accounting practices, which are not consistent with US Generally Accepted Accounting Principles. The Chinese accounting laws require that an annual "statutory audit" be performed in accordance with the People's Republic of China accounting standards and that the books of account of Foreign Investment Enterprises be maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation.

Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Investment Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Investment Enterprises.

Changes in the laws and regulations in The Peoples Republic of China may adversely affect Synutra’s ability to conduct its business.

As Chinese corporations, all of Synutra’s operating subsidiaries are subject to the Company Law of The Peoples Republic of China and more specifically to the Foreign Company provisions of the Company Law and the Law on Foreign Capital Enterprises of the People's Republic of China. Additionally, as a food manufacturing company, Synutra is subject to the laws and regulations from Health and Hygiene Permitting Office (HHP), and the Chinese Food and Drug Administration Bureau (CFDA). Changes in existing laws or new interpretations of such laws may have a significant impact on our methods and costs of doing business. For example, new legislative proposals for product pricing, approval criteria and manufacturing requirements may be proposed and adopted. Such new legislation or regulatory requirements may have a material adverse effect on our financial condition, results of operations or cash flows. In addition, we will be subject to varying degrees of regulation and licensing by governmental agencies in The Peoples Republic of China. There can be no assurance that the future regulatory, judicial and legislative changes will not have a material adverse effect on Synutra’s Chinese operating subsidiaries, that regulators or third parties will not raise material issues with regard to its Chinese subsidiaries or its compliance or non-compliance with applicable laws or regulations or that any changes in applicable laws or regulations will not have a material adverse effect on our operations.

Economic reform issues may have an adverse impact on the business.

Although the Chinese government owns the majority of productive assets in China, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

•	Synutra will be able to capitalize on economic reforms;

•	The Chinese government will continue its pursuit of economic reform policies;

•	The economic policies, even if pursued, will be successful;

•	Economic policies will not be significantly altered from time to time; and

•	Business operations in China will not become subject to the risk of nationalization.

Negative impact upon economic reform policies or nationalization could result in a total investment loss in Synutra’s common stock.

Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect Synutra's operations.

Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products.
These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

To date reforms to China's economic system have not adversely impacted Synutra's operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that Synutra will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Synutra may have difficulty establishing adequate management, legal and financial controls in The Peoples Republic of China.

The People’s Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. Synutra may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The Peoples Republic of China. As a result of these factors, it may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Capital outflow policies in The Peoples Republic of China may hamper Synutra’s ability to remit income to the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations may require that Synutra comply with complex regulations for the movement of capital. In order to comply with these regulations it may have to revise or change the banking structure of the company or its subsidiaries Although management believes that Synutra is currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change it may not be able to remit all income earned and proceeds received in connection with its operations to the U.S.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against Synutra’s officers, directors and assets based in The Peoples Republic of China.

Because all of directors and most of Synutra’s executive officers, including Liang Zhang, the chairman of the Board of Directors and Chief Executive Officer, are Chinese citizens and reside in China it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against Synutra and/or its officers and directors by a stockholder or group of stockholders in the U.S. Furthermore, because the majority of its assets are located in The Peoples Republic of China it would also be extremely difficult to access those assets to satisfy an award entered against Synutra in U.S. court.

RISKS RELATED TO THE COMPANY’S COMMON STOCK

The Company’s stock is thinly traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares.

The shares of the Company’s common stock are thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing its common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that the Company is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if it came to the attention of such persons, they tend to be risk-averse and may be reluctant to follow the Company. As a consequence, there may be periods of several days or more when trading activity in the shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. The Company cannot give you any assurance that a broader or more active public trading market for its common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, the Company can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

You may have difficulty selling the Company’s shares because they are deemed “penny stocks”.

Since the Company’s common stock is not listed on the Nasdaq Stock Market, if the trading price of its common stock remains below $5.00 per share, trading in its common stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Company’s common stock, which could severely limit the market liquidity of the common stock and the ability of holders of the common stock to sell their shares.

Anti-takeover provisions in the Company’s of incorporation could affect the value of its stock.

The Company’s of Incorporation contains certain provisions that could be an impediment to a non-negotiated change in control. In particular, without stockholder approval, the Company can issue up to 20,000,000 shares of preferred stock with rights and preferences determined by the Company’s Board of Directors. These provisions could make a hostile takeover or other non-negotiated change in control difficult, so that stockholders would not be able to receive a premium for their common stock.

Potential issuance of additional common and preferred stock could dilute existing stockholders.

The Company is authorized to issue up to 250,000,000 shares of common stock. To the extent of such authorization, the Company’s Board of Directors has the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock offered hereby. The Company is also authorized to issue up to 20,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. Such designation of new series of preferred stock may be made without stockholder approval, and could create additional securities which would have dividend and liquidation preferences over the common stock offered hereby. Preferred stockholders could adversely affect the rights of holders of common stock by:

•	exercising voting, redemption and conversion rights to the detriment of the holders of common stock;

•	receiving preferences over the holders of common stock regarding or surplus funds in the event of its dissolution or liquidation;

•	delaying, deferring or preventing a change in control of the Company; and

•	discouraging bids for its common stock.

The Company’s existing directors, executive officers and principal stockholders hold a substantial amount of its common stock and may be able to prevent other stockholders from influencing significant corporate decisions.

As of July 15, 2005, the Company’s directors and executive officers and their affiliates beneficially own approximately 92% of its outstanding common stock, based on the most recent filings by such parties with the Securities and Exchange Commission as of that date. These stockholders, if they act together, may be able to direct the outcome of matters requiring approval of the stockholders, including the election of its directors and other corporate actions such as:

•	its merger with or into another company;

•	a sale of substantially all of its assets; and

•	amendments to its certificate of incorporation.

The decisions of these stockholders may conflict with its interests or those of the Company’s other stockholders.

Substantial sales of common stock could cause stock price to fall.

As of July 15, 2005, the Company had outstanding 50,000,713 shares of common stock, of which approximately 48,879,500 shares were “restricted securities” (as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended). Only approximately 1,212,213 shares are currently freely tradable shares. These 48,879,500 shares of restricted stock will become eligible for public resale under Rule 144 commencing in one year. Although Rule 144 restricts the number of shares that any one holder can sell during any three-month period under Rule 144, because more than one stockholder holds these restricted shares, a significant number of shares could legally be sold commencing in one year. No prediction can be made as to the effect, if any, that sales of the shares subject to Rule 144 sales commencing in one year, or the availability of such shares for sale, will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for its common stock and could impair its ability to raise capital through the sale of its equity securities.

The market price of the Company’s stock may be adversely affected by market volatility.

The market price of the Company’s common stock is likely to be volatile and could fluctuate widely in response to many factors, including:

•	announcements of technological innovations by the Company or its competitors;

•	announcements of new products or new contracts by the Company or its competitors;

•	actual or anticipated variations in its operating results due to the level of expenses and other factors;

•	changes in financial estimates by securities analysts and whether its earnings meet or exceed such estimates;

•	conditions and trends in the baby food and other industries;

•	new accounting standards;

•	general economic, political and market conditions and other factors; and

•	the occurrence of any of the risks described in this 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Immediately following the completion of the Exchange, all of the existing members of Vorsatech’s board of directors and all of its executive officers resigned and new appointees comprised Vorsatech’s board of directors as set forth in Item 5.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02.

Mr. Jibin Zhang, Synutra’s Chief Financial Officer, has entered into a standard Ministry of Labor Employment Agreement.

Item 8.01 Other Events.

As a result of the Exchange, Vorsatech has moved its principal executive offices to 15200 Shady Grove Road, Suite 350, Rockville, Maryland 20850.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Businesses Acquired.

The financial statements of Synutra required by Rule 3-05(b) of Regulation S-X will be filed by an amendment to this Current Report on Form 8-K by no later than September 28, 2005.

(b)     Pro Forma Financial Information.

The pro forma financial information required by Article 11 of Regulation S-X will be filed by an amendment to this Current Report on Form 8-K by no later than September 28, 2005.

(c)     Exhibits.

2.1
Share Exchange Agreement dated as of June 14, 2005 among Vorsatech, Thomas Braun, Berlin Capital Investments, Inc, Beams Power Investment Limited, Strong Gold Finance Ltd. and Synutra (refilled herewith).

16	Letter from Braverman International, P.C.

.SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORSATECH VENTURES, INC.

Date: July 20, 2005	By:	/s/ Liang Zhang Liang Zhang, Chairman of the Board and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1
Share Exchange Agreement dated as of June 14, 2005 among Vorsatech, Thomas Braun, Berlin Capital Investments, Inc, Beams Power Investment Limited, Strong Gold Finance Ltd. and Synutra (refilled herewith).

16	Letter from Braverman International, P.C.